UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2014, Yahoo! Inc., a Delaware corporation (“Yahoo”), entered into a Share and Asset Purchase Agreement (the “SAPA”), by and among Yahoo, Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba Group”), Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Alipay”), Zhejiang Ant Small and Micro Financial Services Company, Ltd. (formerly known as Zhejiang Alibaba E-Commerce Co., Ltd.), a limited liability company organized under the laws of the People’s Republic of China (“Small and Micro Financial”), SoftBank Corp., a Japanese corporation (“SoftBank”), APN Ltd., a company organized under the laws of the Cayman Islands, Jack Ma Yun, Joseph Chung Tsai and certain of their affiliates.

Pursuant to the SAPA and certain ancillary agreements entered into or amended in connection therewith, that certain Framework Agreement, dated July 29, 2011, by and among Yahoo, Alibaba Group, SoftBank, Alipay, APN Ltd., Small and Micro Financial, Messrs. Ma and Tsai and certain of their affiliates (the “Framework Agreement”) was terminated and Alibaba Group’s relationships with Small and Micro Financial and its wholly owned subsidiary Alipay were restructured. Except for the sale of Alibaba Group’s small and medium enterprise (SME) loan business to Small and Micro Financial, the restructuring contemplated by the SAPA and the ancillary agreements described below has taken effect and these agreements now govern Alibaba Group’s economic and commercial relationships with Small and Micro Financial and Alipay.

Pursuant to the terms of the SAPA and related agreements, the parties have agreed, among other things, as follows:

Sale of SME Loan Business and Certain Other Assets

Alibaba Group agreed to sell certain securities and assets primarily relating to its SME loan business to Small and Micro Financial, in exchange for aggregate cash consideration of RMB3,219 million (US$518 million). The sale of the SME loan business is subject to receipt of regulatory approvals and other customary closing conditions. Such cash consideration will be paid to Alibaba Group no later than the earlier of the second anniversary of the closing of such sale and a “qualified IPO” (meaning an initial public offering at an implied equity value exceeding US$25 billion which results in gross proceeds of at least US$2 billion) of Small and Micro Financial or Alipay. In addition, pursuant to certain software system use and service agreements, Alibaba Group will receive annual fees for a term of seven years. These fees will be determined as follows: for calendar years 2015 to 2017, Alibaba Group will be paid an annual fee equal to 2.5% of the average daily balance of the SME loans provided by SME loan entities; and in calendar years 2018 to 2021, Alibaba Group will be paid an annual fee equal to the amount of the fees paid in the calendar year 2017.

Potential Equity Interest

In the event that Small and Micro Financial receives certain PRC regulatory approvals in the future, Small and Micro Financial will issue and Alibaba Group will purchase newly-issued equity interests in Small and Micro Financial, representing up to a 33% equity interest in Small and Micro Financial, or such lesser equity interest as may be permitted by the applicable regulatory approvals. If Alibaba Group acquires any equity interests, then, prior to a qualified IPO of Small and Micro Financial, Alibaba Group will have pre-emptive rights, in the event Small and Micro Financial issues additional equity interests to third parties, to maintain the equity ownership percentage it held in Small and Micro Financial immediately prior to such third party issuances. If the Liquidity Event Payment (described below) has not become payable upon a qualified IPO of Small and Micro Financial, then Alibaba Group’s right to acquire equity interests up to a 33% equity interest will continue after such qualified IPO. However, the equity interests that Alibaba Group is entitled to acquire will be reduced in proportion to any dilutive issuances of equity securities by Small and Micro Financial in and following such qualified IPO.

The consideration to be paid by Alibaba Group to acquire any equity interest in Small and Micro Financial up to the full 33% equity interest will be fully funded by payments from Small and Micro Financial under the amended and restated intellectual property license and software technology services agreement (described below) in respect of certain intellectual property and asset transfers. Similarly, in connection with any exercise by Alibaba Group of its pre-emptive rights, Alibaba Group will receive payments from Small and Micro Financial under the amended and restated intellectual property license and software technology services agreement that will effectively fund its subscription for such additional equity interests up to a value of US$1.5 billion.

To the extent Alibaba Group acquires a 33% equity interest pursuant to the provisions of the SAPA, the Liquidity Event Payment and the Profit Share Payments (described below) under the amended and restated intellectual property license and software technology services agreement, other than the payments that effectively offset the purchase price with respect to the exercise of the pre-emptive rights, will automatically terminate. If Alibaba Group acquires less than a 33% equity interest in Small and Micro Financial, the Liquidity Event Payment and the Profit Share Payments will be proportionately reduced based on the amount of equity interests acquired by Alibaba Group.

There can be no assurance that Small and Micro Financial will be able to obtain the applicable PRC regulatory approvals necessary for Alibaba Group to acquire an equity interest in Small and Micro Financial in the future.

Liquidity Event Payment

In the event of a qualified IPO of Small and Micro Financial or Alipay, if Alibaba Group’s total ownership of equity interests in Small and Micro Financial, if any, is less than 33%, Alibaba Group would be entitled, at its election, to receive a one-time payment equal to 37.5% of the equity value immediately prior to such qualified IPO of Small and Micro Financial and its subsidiaries, including Alipay, taken as a whole (the “Liquidity Event Payment”). There is no cap on the maximum value of the liquidity event payment under the SAPA, nor is there a floor, although, given the US$25 billion equity value requirement of a qualified IPO, the minimum liquidity event payment (assuming no reduction for equity issuances) is effectively US$9.375 billion. If Alibaba Group has acquired equity interests in Small and Micro Financial in an aggregate amount less than the full 33% equity interest, then the percentage of Small and Micro Financial’s equity value used to calculate the Liquidity Event Payment will be reduced proportionately. In lieu of receiving the Liquidity Event Payment, Alibaba Group may elect to receive the Profit Share Payments described below in perpetuity, subject to the receipt of regulatory approvals, including under stock exchange listing rules, required to permit continuation of the Profit Share Payments following a qualified IPO of Small and Micro Financial or Alipay. If Alibaba Group so elects, in connection with such a qualified IPO, Small and Micro Financial must use its commercially reasonable efforts to obtain such regulatory approvals, and, if such approvals are not obtained, then Small and Micro Financial must pay Alibaba Group the Liquidity Event Payment.

Under the Framework Agreement, Jack Ma contributed 35,000,000 and Joe Tsai contributed 15,000,000 of ordinary shares of Alibaba Group held by them to APN Ltd., a vehicle they established to hold such shares. Under the SAPA, the shares in APN Ltd., as well as the 50,000,000 ordinary shares of Alibaba Group held by APN Ltd., are pledged to Alibaba Group to secure the Liquidity Event Payment and certain other obligations of Small and Micro Financial under the SAPA and commercial agreement (described below), as well as the direct liability of APN Ltd. for up to US$500 million of the Liquidity Event Payment whenever such Liquidity Event Payment becomes due.

Amended and Restated Intellectual Property License and Software Technology Services Agreement

Pursuant to an amended and restated intellectual property license and software technology services agreement, entered into concurrently with the SAPA, which replaces the intellectual property license and software technology services agreement that was entered into concurrently with the Framework Agreement, Alibaba Group and its subsidiaries license to Small and Micro Financial and its subsidiaries (including Alipay) certain intellectual property rights and provide various software technology services to Alipay, and in return Alibaba Group will receive, in addition to a service fee, royalty streams related to Alipay and all other financial businesses, present or future, of Small and Micro Financial (the “Profit Share Payments”). The Profit Share Payments will be paid at least annually and will equal the sum of an expense reimbursement plus 37.5% of the consolidated pre-tax income of Small and Micro Financial on a consolidated basis (subject to certain adjustments), including not only Alipay but all of Small and Micro Financial’s subsidiaries. The Profit Share Payments will be reduced in proportion to any equity issuances made to Alibaba Group under the SAPA. This agreement will terminate upon the earliest to occur of (a) Small and Micro Financial’s issuance of a 33% equity ownership interest to Alibaba Group, (b) the date the Liquidity Event Payment (described above) becomes payable, and (c) the transfer of certain intellectual property by Alibaba Group to Small and Micro Financial as required by the relevant stock exchange or securities authority in order to obtain approval for a qualified IPO of Small and Micro Financial or Alipay.

Non-Competition Undertakings

Alibaba Group and its subsidiaries will not compete with the business of Small and Micro Financial and Alipay, subject to certain exceptions; and Small and Micro Financial, Alipay and their respective subsidiaries will not compete with Alibaba Group or its subsidiaries’ businesses, and any logical extensions thereof, subject to certain exceptions.

Commercial Agreement

In connection with the Framework Agreement, Alibaba Group, Alipay and Small and Micro Financial entered into a commercial agreement, pursuant to which Alipay provides payment processing and escrow services to Alibaba Group and its subsidiaries on preferred terms. The commercial agreement remains in effect following the execution of the SAPA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: August 12, 2014

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